Exhibit 23.1


                    Independent Auditors' Consent
                    -----------------------------


The Board of Directors
Metromedia International Group, Inc.:

We consent to the use of our reports included herein and incorporated herein by reference and to the references to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus.


                                                      KPMG Peat Marwick LLP



New York, New York
June 27, 1996